EXHIBIT 21.1

MURPHY OIL CORPORATION
SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2025

Name of Company						State or Other Jurisdiction of Incorporation	Percentage of Voting Securities Owned by Immediate Parent
Murphy Oil Corporation (REGISTRANT)
A.	Arkansas Oil Company					Delaware	100.00
B.	Caledonia Land Company					Delaware	100.00
C.	El Dorado Engineering Inc.					Delaware	100.00
	a.	El Dorado Contractors				Delaware	100.00
	b.	El Dorado Exploracion y Produccion, S. de. R.L. de C.V. (see company F.b.ii.1. below)				Mexico	10.00
D.	Marine Land Company					Delaware	100.00
E.	Murphy Eastern Oil Company					Delaware	100.00
F.	Murphy Exploration & Production Company					Delaware	100.00
	a.	Murphy Building Corporation				Delaware	100.00
	b.	Murphy Exploration & Production Company - International				Delaware	100.00
		i.	Canam Offshore LLC			Delaware	100.00
			1.	Canam Brunei Oil Ltd.		Bahamas	100.00
			2.	Canam Offshore Limited		Bahamas	100.00
			3.	Murphy Peninsular Malaysia Oil Co., Ltd.		Bahamas	100.00
			4.	Murphy Cuu Long Tay Oil Co., Ltd.		Bahamas	100.00
				a.Murphy Netherlands Holdings B.V.	Murphy Netherlands Holdings B.V.	Netherlands	100.00
				i.Murphy Sur, S. de R. L. de C.V. (see company F.b.i.4.a.ii.1. below)		Mexico	0.01
				ii. Murphy Netherlands Holdings II B.V.		Netherlands	100.00
				1.Murphy Sur, S. de R. L. de C.V.		Mexico	99.99
		ii.	El Dorado Exploration, S.A.			Delaware	100.00
			1.	El Dorado Exploracion y Produccion, S. de. R.L. de C.V.		Mexico	90.00
		iii.	Murphy Asia Oil Co., Ltd.			Bahamas	100.00
		iv.	Murphy Brasil Exploracao e Producao de Petroleo e Gas Ltda. (see company F.b.xix.1. below)			Brazil	90.00
		v.	Murphy CI-102 Oil Co., Ltd.			Bahamas	100.00
		vi.	Murphy CI-103 Oil Co., Ltd.			Bahamas	100.00
		vii.	Murphy CI-502 Oil Co., Ltd.			Bahamas	100.00
		viii.	Murphy CI-531 Oil Co., Ltd.			Bahamas	100.00
		ix.	Murphy CI-709 Oil Co., Ltd.			Bahamas	100.00
		x.	Murphy CI-807 Oil Co., Ltd.			Bahamas	100.00
		xi.	Murphy Cuu Long Bac Oil Co., Ltd.			Bahamas	100.00
		xii.	Murphy Dai Nam Oil Co., Ltd.			Bahamas	100.00
		xiii.	Murphy Equatorial Guinea Oil Co., Ltd.			Bahamas	100.00
		xiv.	Murphy Exploration Holdings, LLC			Delaware	100.00
			1.	Murphy Australia Oil Pty. Ltd.		Western Australia	100.00
				a.Murphy Australia AC/P 36 Oil Pty. Limited		Western Australia	100.00
			2.	Murphy Australia AC/P 58 Oil Pty. Ltd.		Western Australia	100.00
			3.	Murphy Australia WA-481-P Oil Pty. Ltd.		Western Australia	100.00

EXHIBIT 21.1

Name of Company					State or Other Jurisdiction of Incorporation	Percentage of Voting Securities Owned by Immediate Parent
		xv.	Murphy Luderitz Oil Co., Ltd.		Bahamas	100.00
		xvi.	Murphy Morocco Oil Co., Ltd.		Bahamas	100.00
		xvii.	Murphy Nha Trang Oil Co., Ltd.		Bahamas	100.00
		xviii.	Murphy Offshore Oil Co. Ltd.		Bahamas	100.00
		xix.	Murphy Overseas Ventures Inc.		Delaware	100.00
			1.	Murphy Brasil Exploracao e Producao de Petroleo e Gas Ltda.	Brazil	10.00
		xx.	Murphy Phuong Nam Oil Co., Ltd.		Bahamas	100.00
		xxi.	Murphy-Spain Oil Company		Delaware	100.00
		xxii.	Murphy West Africa, Ltd.		Bahamas	100.00
		xxiii.	Murphy Worldwide, Inc.		Delaware	100.00
	c.	Murphy Exploration & Production Company - USA			Delaware	100.00
		i.	MP Gulf of Mexico, LLC		Delaware	80.00
		ii.	Medusa Spar LLC		Delaware	40.00
G.	Murphy Oil Company Ltd.				Canada	100.00
H.	New Murphy Oil (UK) Corporation				Delaware	100.00
	a.	Murphy Petroleum Limited			England	100.00
		i.	Murco Petroleum Limited		England	100.00